UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2012

HOLLY ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood

Suite 1300

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (214) 871-3555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2012, Holly Energy Partners, L.P. (the “Partnership”) and its wholly-owned subsidiary Holly Energy Finance Corp. (together with the Partnership, the “Issuers”) closed their previously announced offering (the “Offering”) of $300.0 million aggregate principal amount of the Issuers’ 6.50% Senior Notes due 2020 (the “New Notes”) pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Issuers are using a portion of the net proceeds of the Offering to fund their previously announced cash tender offer (the “Tender Offer”) for any and all of the Issuers’ outstanding 6.25% Senior Notes due 2015 (the “Old Notes”) and the related consent solicitation (the “Consent Solicitation”). See Item 8.01 below for information regarding the Tender Offer and Consent Solicitation. The remainder of the net proceeds will be used to pay all or a portion of the principal of the two promissory notes with an aggregate outstanding principal amount of $72.9 million that were issued to wholly-owned subsidiaries of HollyFrontier Corporation in connection with the acquisition of certain pipeline, tankage, loading rack and crude receiving assets located at HollyFrontier Corporation’s El Dorado and Cheyenne refineries and to repay indebtedness under the Partnership’s revolving credit agreement.

New Notes and New Indenture

The New Notes were issued under and are governed by an indenture, dated March 12, 2012 (the “New Indenture”), by and among the Issuers, U.S. Bank National Association, as trustee (“Trustee”), and certain of the Partnership’s existing subsidiaries (the “Guarantors”). The New Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, undertaking transactions with the Issuers’ unrestricted affiliates, and limitations on asset sales. On or after March 1, 2016, the Issuers may on any one or more occasions redeem some or all of the New Notes at a purchase price equal to 103.250% of the principal amount of the New Notes, plus accrued and unpaid interest to the redemption date, if any, such optional redemption prices decreasing to 101.625% on or after March 1, 2017, and 100.000% on or after March 1, 2018. Prior to March 1, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the New Notes with the net proceeds of certain equity offerings at 106.500% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date, if any; provided that at least 65% of the aggregate principal amount of the New Notes remains outstanding immediately after the occurrence of such redemption (excluding New Notes held by the Issuers and their affiliates) and the redemption occurs within 90 days of the date of the closing of such equity offering. Prior to March 1, 2016, the Issuers may redeem some or all of the New Notes at a make-whole price plus accrued and unpaid interest to the redemption date, if any. If a change of control occurs, the holders of the New Notes may require the Issuers to purchase for cash all or a portion of their New Notes at a purchase price equal to 101% of the principal amount of the New Notes, plus accrued and unpaid interest to the redemption date, if any.

The New Notes are senior unsecured obligations of the Issuers and will rank equally in right of payment with all of the Issuers’ existing and future senior debt and senior to any future indebtedness of the Issuers that expressly provides for subordination to the New Notes. The New Notes are guaranteed on a senior unsecured basis by the Guarantors. The guarantees will rank equally in right of payment with all of the existing and future senior debt of the Guarantors and senior to any future indebtedness of the Guarantors that expressly provides for subordination to the guarantees. The New Notes and guarantees are effectively subordinated to any secured debt, to the extent of the assets securing such debt, including indebtedness under the Partnership’s revolving credit agreement.

The foregoing summaries of the New Indenture and the New Notes do not purport to be complete and are qualified in their entirety by reference to the New Indenture, which includes the form of the certificate for the New Notes, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Tenth Supplemental Indenture to the Old Notes

See Item 8.01 below for information regarding the Tenth Supplemental Indenture (as defined below), which information is also incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New Indenture and the New Notes set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 12, 2012, the Partnership announced the closing of the Offering, and on March 12, 2012, the Partnership also announced that it had received the requisite consents in the Tender Offer and Consent Solicitation to enter into a tenth supplemental indenture, dated as of March 12, 2012 (the “Tenth Supplemental Indenture”), by and among the Issuers, the Guarantors and the Trustee, to the indenture governing the Old Notes. As of midnight, New York City time, on March 9, 2012 (the “Consent Payment Deadline”), approximately $157,751,000 million aggregate principal amount of the Old Notes were tendered (representing approximately 85.28% of the then-outstanding aggregate principal amount of the Old Notes). The Issuers exercised its option to accept for payment and settle the Tender Offer with respect to Old Notes that were validly tendered at or prior to the Consent Payment Deadline (the “Early Settlement”). Such Early Settlement occurred on the Closing Date, concurrently with the closing of the Offering and the Tenth Supplemental Indenture became effective at that time. The Tender Offer will expire at midnight, New York City time, on March 23, 2012 unless the Tender Offer is extended or earlier terminated.

The Tenth Supplemental Indenture eliminates or modifies certain covenants and events of default and other provisions contained in the indenture governing the Old Notes. A copy of the Tenth Supplemental Indenture is filed hereto as Exhibit 4.2 and is incorporated herein by reference.

On March 12, 2012, the Issuers also delivered notice that it had called for redemption all of the Old Notes that remain outstanding following consummation of the Tender Offer.

The press release announcing the closing of the Offering is attached hereto as Exhibit 99.1, and the press release announcing the early settlement of the Tender Offer and Consent Solicitation is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated March 12, 2012, among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee.

4.2	Tenth Supplemental Indenture, dated as of March 12, 2012, by and among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture, dated as of February 28, 2005, as amended and supplemented, by and among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee.

99.1	Press Release announcing the closing of the Offering, dated March 12, 2012.

99.2	Press Release announcing the early settlement of the Tender Offer and Consent Solicitation, dated March 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its General Partner

	By:	Holly Logistic Services, L.L.C., its General Partner

		By:	/s/ Bruce R. Shaw
		Name:	Bruce R. Shaw
		Title:	Senior Vice President and Chief Financial Officer

Date: March 12, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated March 12, 2012, among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee.

4.2	Tenth Supplemental Indenture, dated as of March 12, 2012, by and among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee, to the Indenture, dated as of February 28, 2005, as amended and supplemented, by and among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee.

99.1	Press Release announcing the closing of the Offering, dated March 12, 2012.

99.2	Press Release announcing the early settlement of the Tender Offer and Consent Solicitation, dated March 12, 2012.